UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 27, 2015
(May 27, 2015)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

San Juan Generating Station (“SJGS”)

As previously reported, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc., entered into a stipulation with certain other parties on October 1, 2014, in a case pending with the New Mexico Public Regulation Commission (the “NMPRC”) requesting approvals necessary to effectuate the Revised State Implementation Plan that has been approved by the Environmental Protection Agency.  Among other things, the stipulation addressed the granting of a CCN for an additional 132 MW of SJGS Unit 4. On April 8, 2015, the Hearing Examiner issued a Certification of Stipulation which recommends that the NMPRC reject the stipulation as proposed.  The certification recommends among other things denial of the CCN for the additional 132 MW of Unit 4 of SJGS.  The certification states that PNM may re-apply for a CCN for the 132 MW after it has presented final restructuring and post-2017 coal supply agreements for SJGS.

On May 27, 2015, in connection with the NMPRC’s consideration of future action on the Hearing Examiner’s Certification of Stipulation, it ordered that PNM file executed restructuring and coal supply agreements by July 1, 2015. PNM may request an extension until August 1, 2015, for filing executed agreements if PNM files a request by June 3, 2015, and such request is based on specific and verifiable facts. Responses to a request for extension must be filed by June 10, 2015. If signed agreements are filed, the matter will be set for hearing. If signed agreements are not filed, PNM is required to file a plan for alternative replacement resources.

PNM is working diligently with the other parties to the contracts to meet these deadlines.

2014 Electric Rate Case

As previously reported, PNM made a filing with the NMPRC in December 2014, applying for a general rate increase. On April 17, 2015, the Hearing Examiner in the case issued an Initial Recommended Decision to the NMPRC that included a recommendation that the NMPRC find PNM’s application incomplete and reject it on the grounds that it does not comply with the Future Test Year (“FTY”) Rule. On May 13, 2015, the NMPRC voted to adopt this recommendation and dismiss PNM’s rate filing.

On May 13, 2015, the NMPRC also discussed a proposed order that was prepared based on the Hearing Examiner’s recommendation defining a FTY as a period that begins no later than 30 days following an application to increase rates. This proposed order was tabled by the NMPRC.

On May 27, 2015, the NMPRC approved an order adopting an interpretation of the FTY statute similar to the Hearing Examiner’s. The order defines a FTY as a period that begins no later than 45 days following the filing of an application to increase rates. The test year for PNM’s expected September 1, 2015 filing would begin no later than mid-October 2015 under this order. PNM would include in its filing Construction Work in Progress (“CWIP”) for allowed projects that are expected to be in service within five months from the end of the test period. Rates are expected to be effective in the third quarter of 2016. PNM disagrees with the interpretation adopted by the NMPRC at the open meeting. PNM strongly believes that the correct interpretation of the statute allows a FTY to begin up to 13 months after the filing of an application. PNM intends to challenge the NMPRC’s decision after receipt of a written order, including through an appeal to the New Mexico Supreme Court. If the interpretation of the statute ultimately results in a FTY that begins up to 13 months after the filing of an application, then PNM would expect to file a general rate case in December 2016. Under that scenario, rates would be effective in January 2018, based on a calendar year 2018 FTY.

               If the interpretation adopted by the NMPRC on May 27, 2015 remains in effect, then PNM would expect to file annual rate cases in order to minimize regulatory lag, as follows:

Filing Date	Test Period	Date Rates Effective
		10 Month Suspension	13 Month Suspension
October 2016	November 2016 - October 2017	July 2017	October 2017
October 2017	November 2017 - October 2018	July 2018	October 2018

*****
              The above discussion is based on the NMPRC open meeting held on May 27, 2015. PNM has not yet received the final written orders. PNM will review the final written orders when received and provide an update if there are material changes. The final written orders will be posted at www.pnmresources.com/investors/rates-and-filings.aspx.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: May 27, 2015	/s/ Patrick V. Apodaca
Patrick V. Apodaca
Senior Vice President, General Counsel and Secretary
(Officer duly authorized to sign this report)